Exhibit (a)(1)(F)

Forms of Reminder E-mails — Dates may change if expiration date of offer is extended

September 8, 2015 — One and a Half Weeks After Offer Commences

Reminder —Option Exchange Program Expiration Date is Approaching

This is a reminder that Theravance Biopharma’s voluntary offer to exchange certain options for half the number of restricted share units, subject to a new vesting schedule (referred to as the “offer”) is scheduled to expire at 9:00 p.m., Pacific Time, on September 25, 2015. If you wish to exchange any of your eligible option grants for a lesser number of restricted share units, you must complete and submit your election prior to the expiration of the offer. If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•                  By making an election online at the offer website at www.Corp-action.net/TheravanceBiopharmaOptionExchange.  Your online election must be submitted before the offer expires.

•                  By completing an election form or withdrawal form.  To request a copy of the applicable form, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +1-781-575-2643 (call collect outside the U.S.).  The Call Center is open from 5:00 a.m. to 5:00 p.m., 5 days a week, Monday through Friday Pacific Time.  You must complete, sign and return the election form or withdrawal form to Computershare (the specialized provider of employee equity plan services that Theravance Biopharma has engaged to assist with the implementation of the offer) via U.S. mail (or other post) or Federal Express (or similar delivery service) according to the instructions contained in the election form or withdrawal form before the offer expires.

Only responses that are complete and actually received by Computershare by the offer’s expiration will be accepted.  Responses submitted by any other means, including hand delivery, interoffice delivery, fax or e-mail are not permitted.  If you have questions, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +1-781-575-2643 (call collect outside the U.S. and Canada).  The Call Center is open from 5:00 a.m. to 5:00 p.m., 5 days a week, Monday through Friday Pacific Time.  Interpreter services are available upon request.

This notice does not constitute the terms of the offer.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Share Units, and all documents referenced therein; (2) the e-mail from Rick E Winningham, dated August 28, 2015 and the e-mail from TheravanceBiopharmaOptionExchange@paladinbusiness.com, dated August 28, 2015; (3) the election form; and (4) the withdrawal form.  You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

September 17, 2015 — Offer Expires in One Week

Reminder —Option Exchange Program Expires in One Week

This is a reminder that Theravance Biopharma’s voluntary offer to exchange certain options for half the number of restricted share units, subject to a new vesting schedule (referred to as the “offer”) is scheduled to expire at 9:00 p.m., Pacific Time, on September 25, 2015.  If you wish to exchange any of your eligible option grants for half the number of restricted share units, you must complete and submit your election prior to the expiration of the offer.  If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•                  By making an election online at the offer website at www.corp-action.net/TheravanceBiopharmaOptionExchange.  Your online election must be submitted before the offer expires.

•                  By completing an election form or withdrawal form.  To request a copy of the applicable form, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +1-781-575-2643 (call collect outside the U.S. and Canada).  The Call Center is open from 5:00 a.m. to 5:00 p.m., 5 days a week, Monday through Friday Pacific Time.  You must complete, sign and return the election form or withdrawal form to Computershare (the specialized provider of employee equity plan services that Theravance Biopharma has engaged to assist with the implementation of the offer) via U.S. mail (or other post) or Federal Express (or similar delivery service) according to the instructions contained in the election form or withdrawal form before the offer expires.

Only responses that are complete and actually received by Computershare by the offer’s expiration will be accepted.  Responses submitted by any other means, including hand delivery, interoffice delivery, fax or e-mail are not permitted.  If you have questions, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +1-781-575-2643 (call collect outside the U.S. and Canada).  The Call Center is open from 5:00 a.m. to 5:00 p.m., 5 days a week, Monday through Friday Pacific Time.  Interpreter services are available upon request.

This notice does not constitute the terms of the offer.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Share Units, and all documents referenced therein; (2) the e-mail from Rick E Winningham, dated August 28, 2015 and the e-mail from TheravanceBiopharmaOptionExchange@paladinbusiness.com, dated August 28, 2015; (3) the election form; and (4) the withdrawal form.  You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

September 22, 2015

CONFIDENTIAL

As announced by Rick E Winningham in an email on August 28, 2015, Theravance Biopharma is offering eligible employees a one-time opportunity to voluntarily exchange certain options for half the number of restricted share units, subject to a new vesting schedule (referred to as the “offer” or the “Option Exchange”).  Copies of the documents describing the offer were provided previously and are also available through the link to the offer website shown below or by calling Computershare.  You should have received an e-mail communication from Computershare about the offer on or about August 28, 2015.

Website address: www.corp-action.net/TheravanceBiopharmaOptionExchange

Please Check Your Clutter Folder!  As previously announced, Microsoft has recently pushed out a new feature in Outlook called “Clutter”.  This is a folder that automatically scans your e-mail box for messages that you receive from news digests or other automated sources (that are not spam or junk).  Although offer-related e-mails should not be going to Clutter, please check this folder for any e-mails related to the Option Exchange and then drag them to your Inbox for viewing.

If you decide to participate in the offer, you must complete and submit an online election form on or before 9:00 p.m. Pacific Time on September 25, 2015 or ensure your hard copy election form is completed, signed and received by Computershare via U.S. mail (or other post) or Federal Express (or similar delivery service) by this deadline.  Elections or changes to elections cannot be accepted after this time.

If you choose not to participate, you do not need to take any action and you will keep your outstanding eligible options subject to their current terms and conditions.

To help you decide whether to participate in the offer, please review the offer documents previously provided and also available via the offer website or by calling Computershare.  For security purposes, a Personal Identification Number (PIN) has been assigned to you.  After you log on to the offer website, you must enter your e-mail address and the below PIN to access your current eligible options and make your election choices.

If you have any questions regarding the offer details or how to participate, please call Computershare at the number below and one of their customer service representatives will be able to assist you with your questions.

The Offer expires at 9:00 p.m. Pacific Time on September 25, 2015

If you have questions, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +781-575-2643 (call collect outside the U.S. and Canada). The Call Center is open from 5:00 a.m. to 5:00 p.m., 5 days week, Monday through Friday Pacific Time. Interpreter services are available upon request.

Regards,
Bradford J. Shafer

Senior Vice President and General Counsel

Theravance Biopharma

September 24, 2015 — Offer Expires in One Day

Final Reminder —Option Exchange Program Expires Tomorrow (September 25, 2015 at 9:00 p.m. Pacific Time)

This is a reminder that Theravance Biopharma’s voluntary offer to exchange certain options for half the number of restricted share units, subject to a new vesting schedule (referred to as the “offer”) is scheduled to expire at 9:00 p.m., Pacific Time, on September 25, 2015.  If you wish to exchange any of your eligible option grants for half the number of restricted share units, you must complete and submit your election prior to the expiration of the offer.  If you have already submitted your election, you have until the offer expires to withdraw your elected options or change your election.

You may notify us of your election (or change in your election) in one of the following two ways:

•                  By making an election online at the exchange offer website at www.corp-action.net/TheravanceBiopharmaOptionExchange.  Your online election must be submitted before the offer expires.

•                  By completing an election form or withdrawal form.  To request a copy of the applicable form, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +1-781-575-2643 (call collect outside the U.S. and Canada).  The Call Center is open 5:00 a.m. to 5:00 p.m., 5 days a week, Monday through Friday Pacific Time.  You must complete, sign and return the election form or withdrawal form to Computershare (the specialized provider of employee equity plan services that Theravance Biopharma has engaged to assist with the implementation of the offer) via U.S. mail (or other post) or Federal Express (or similar delivery service) according to the instructions contained in the election form or withdrawal form before the offer expires.

Only responses that are complete and actually received by Computershare by the offer’s expiration will be accepted.  Responses submitted by any other means, including hand delivery, interoffice delivery, fax or e-mail are not permitted.  If you have questions, please contact the Computershare Call Center at 866-305-9582 (within the U.S. and Canada) or +1-781-575-2643 (call collect outside the U.S. and Canada).  The Call Center is open from 5:00 a.m. to 5:00 p.m., 5 days a week, Monday through Friday Pacific Time.  Interpreter services are available upon request.

This notice does not constitute the terms of the offer.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Share Units, and all documents referenced therein; (2) the e-mail from Rick E Winningham, dated August 28, 2015 and the e-mail from TheravanceBiopharmaOptionExchange@paladinbusiness.com, dated August 28, 2015; (3) the election form; and (4) the withdrawal form.  You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.